Exhibit 10.1

Corporate Office 1340 Treat Boulevard, Suite 600 Walnut Creek, CA 94597 925-948-4000

Friday, December 19, 2008

James V. Heim

760 La Salle Way

Napa, CA 94559

Re:	AMENDEMENT TO EMPLOYEMENT AGREEMENT

Dear Jim:

We have been advised by outside legal counsel that the following changes to your Employment Agreement with Central Garden & Pet Company, a Delaware corporation (the “Company”), dated May 31, 2007 (the “Agreement”), are advisable under Section 409A of the Internal Revenue Code (“Section 409A”). Please review this amendment, and if you agree with it, please execute, date and return it to me.

The Agreement is amended to read as follows effective January 1, 2009:

1. Paragraph 1 is hereby amended in its entirety to read as follows:

“1.Effective Date: This Agreement shall become effective on January 1, 2009 (“Effective Date”).”

2. Paragraph 6 is hereby amended in its entirety to read as follows:

“6. Bonus: Executive will be eligible for a bonus each year during the Term of Employment targeted at fifty percent (50%) of base compensation with a maximum pay out of 100%. Actual payout will be based upon both the Executive’s and the Company’s performance. Any bonus payable under this paragraph 6 shall be payable not later than the 15th day of the third month following the end of the calendar year or the Company’s taxable year in which the bonus payment is no longer subject to substantial risk of forfeiture for purposes of Section 409A.”

3. The following sentence is hereby added to the end of the Paragraph 9:

“ In no event shall reimbursements be made for expense incurred by Executive after the end of the calendar year following the calendar year in which Executive incurs the expense.

4. Paragraph 12 is hereby amended in its entirety to read as follows:

“12. Termination By Executive For Cause: Executive may also terminate this Agreement for cause by giving thirty (30) days written notice to the Company’s Vice President of Human Resources of an alleged material breach of this Agreement by the Company, (relocating Executive’s primary office location outside a fifty (50) mile radius surrounding Napa,

James V. Heim

Friday, December 19, 2008

California shall be considered a material breach of this Agreement) provided such breach is not cured by the Company within thirty (30) days notice period. If the Executive terminates this Agreement under this section, the Company will pay the Executive a severance consisting of an amount equal to the continuation of the Executive’s base salary for a one (1) year period, subject to applicable payroll deductions, from the date of Executive’s separation from service as defined in Section 409A. Such severance payments shall commence in the first (1st) regular pay cycle after Executive’s separation from service and shall be paid in equal installments on each regular pay cycle. Such severance payments shall be Executive’s sole and exclusive remedy in the even of a termination of this Agreement by Executive for cause.”

5. Paragraph 13 is hereby amended in its entirety to read as follows:

“13. Termination By The Company Without Cause: The Company may terminate Executive’s employment under this Agreement at any time without cause by giving Executive thirty (30) days written notice of termination. If the Company terminates Executive under this section, Company will pay Executive a severance consisting of an amount equal to the continuation of Executive’s base salary for a one (1) year period, subject to applicable payroll deductions, from the date of Executive’s separation from service as defined in Section 409A. Such severance payments shall commence in the first (1st) regular pay cycle after Executive’s separation from service shall be paid in equal installments on each regular pay cycle. Such severance payments shall be Executive’s sole and exclusive remedy in the events of termination of this Agreement by the Company without cause. At its option, the Company may pay Executive thirty (30) days additional salary and benefits provided in this Agreement in lieu of giving Executive the thirty (30) days nice as provided above.”

6. Paragaphs 14-21 are herby renumbered Paragraphs 15-22, respectively, and the following new Paragraph 14 is hereby added after the end of Paragraph 13:

“14. Section 409A Delay: Each payment hereunder subject to Section 409A will be considered a separate payment for purposes of Section 409A. To the extent that it is determined by the Company in good faith that all or a portion of any payments hereunder subject to Section 409A made in connection with Executive’s separation from service are not exempt from Section 409A and that Executive is a “specified employee” (within the meaning of Section 409A) at the time of his separation from service, then payment of such non-exempt payments shall not be made until the date that is six (6) months and one day after his separation from service (or, if earlier, his death), with any payments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six (6) months and one day following his separation from service and any subsequent payments, if any, being paid in accordance with the dates and terms set forth herein.”

[Signature Page Follows]

James V. Heim

Friday, December 19, 2008

Very truly yours,

CENTRAL GARDEN & PET COMPANY

By:	/s/ William E. Brown
William E. Brown
Chairman & Chief Executive Officer

Accepted and agreed

James V. Heim

/s/ James V. Heim
(Signature)

December 19, 2008
Date